FOURTH AMENDMENT TO LEASE
THIS FOURTH AMENDMENT TO LEASE ("Fourth Amendment") is entered into on November 20, 2017 by and between CDM Development, LLC ("Landlord") and Curo Management LLC, successor in interest to Tiger Financial Management, LLC, ("Tenant"), and amends the lease between the parties dated January 1, 2008, as amended by that Amendment to Lease dated December 1, 2008 (" First Amendment") and that Amendment to Lease dated August 1, 2009 ("Second Amendment") and that letter Amendment to Lease dated June 7, 2012 ("Third Amendment"), (collectively the "Lease") for the property commonly known as 3611 N. Ridge Rd., Wichita, KS 67205.
NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree to amend the Lease as follows:

A.	Tenant Name: Landlord hereby acknowledges that the name of the Tenant has changed from Tiger Financial Management, LLC to Curo Management, LLC.

B.
Term: Tenant hereby exercises the second of three options to extend the term of the Lease as specified in Section 3 of the Lease, as amended by the Letter. Accordingly, the term of the Lease, which commenced on January 1, 2008, is hereby extended such that the expiration date will be December 31, 2022.

C.	Rent: As stated in Section 4 of the Lease, rent shall increase three percent (3%) each year, compounded annually, on the anniversary of the Lease Commencement Date.

D.
Additional Option to Extend: Tenant is hereby granted one (1) additional five (5) year option to extend the lease under the terms and conditions specified in Section 3 of the Lease, such that Tenant will have two (2) options remaining. The terms of the remaining options will be:

Option 3 - January 1, 2023 to December 31, 2027
Option 4 - January 1, 2028 to December 31, 2032

E.
Hazardous Materials: Section 16 of the Lease is hereby modified by the insertion of the following paragraph between the second and third paragraphs: "Landlord and its successors and assigns shall indemnify, defend, reimburse and hold Tenant, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which are suffered as a direct result of Hazardous Substances on the Premises prior to Tenant taking possession or which are caused by the negligence or willful misconduct of Landlord, its agents or employees. Landlord's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease."

F.	Landlord Default: The following is hereby added to the Lease as Section 29:
"In the event Landlord fails or neglects to perform, meet, or observe any of Landlord's obligations under this Lease, and such failure or neglect shall continue for a period of thirty (30) days after written notice from Tenant, then Tenant, at any time thereafter by written notice to Landlord, shall have the right to either (a) cure the default and deduct the expense or cost from the rent amount due Landlord under the terms of this Lease; (b) withhold rent, pending Landlord's cure of the default; (c) terminate the Lease; or (d) pursue any of its remedies at law or in equity. Notwithstanding anything to the contrary, the Tenant shall have a duty to mitigate damages."
G. Indemnification of Tenant: The following provision is hereby added to the Lease as Section 30:
"Except to the extent that such liability is caused by the negligence or tortious act or omission of Tenant, its agents, contractors, employees, invitees, licensees, or visitors, Landlord shall defend, indemnify and hold Tenant harmless from and against all liabilities, claims, suits, fines, penalties, damages, losses, fees, costs and expenses (including, but not limited to, reasonable attorneys' fees) of whatever nature arising from the following:

a)	Any willful, negligent or tortious act or omission on the part of Landlord, its agents, contractors, employees; or

b)
Any failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

The provisions of this Section shall survive the expiration or earlier termination of this Lease."
H. Notices: The following provision is hereby added to the Lease as Section 31:
"All notices given under the terms of this Lease shall be in writing and sent by United States mail, registered or certified, with postage prepaid; or sent PRIORITY by a nationally-recognized overnight delivery service (i.e. Federal Express, UPS) addressed to the parties set out below, or at such other address as they have specified by written notice delivered in accordance herewith:

To the Landlord:	Name: CDM Development, LLC Address: City: Wichita State: KS Zip Code: 67205 Phone #: Fax #:

To the Tenant:	Curo Management, LLC 3527 North Ridge Road Wichita, Kansas 67205 Phone #: (316)-722-3801 Fax #: (316)-494-6507 Attn: Real Estate Department

Notices shall be deemed delivered (i) on three (3) business days after being deposited in the United States mail, postage prepaid, certified or registered mail, or (ii) on the first business day following the date it is deposited with an overnight delivery service. A change of address by either Party must be by notice given to the other in the manner specified above. Notwithstanding anything to the contrary herein, in the event of an emergency, notice may be provided by any means, including, but not limited to, facsimile, email, and telephone, and will be deemed received when sent"
I.     Quiet Enjoyment: The following provision is hereby added to the Lease as Section 32'
"Upon payment by Tenant of the rent herein provided, and upon the observance by Tenant of the terms and conditions on Tenant's part to be observed and performed, under the terms of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term of this Lease without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through, or under Landlord, subject, nevertheless, to each and every one of the terms, provisions, covenants, agreements, undertakings and conditions of this Lease?
J.     Force Majeure: The following provision is hereby added to the Lease as Section 33:
"In the event that either Party hereto shall be delayed, hindered in or prevented from performing any act required hereunder by reason of strikes, lockouts, inability to procure materials or labor, failure of power, governmental laws, regulations or process, riots, insurrection, war, or any other reason of a like nature not the fault of or beyond the control of the party delayed in performing such act, then performance of such act shall be excused for the period of the delay and the period allowed for the performance of such act shall be extended for a period equivalent to the period of such delay. In the event the aforementioned shall cause a delay in Tenant's ability to open for business and/or delay commencement of the Term of this Lease, then all terms and conditions including but not limited to rent and other charges, shall be adjusted accordingly. Also, in the event Tenant's business is interrupted due to the occurrence of any of the above events after the commencement of the Term of this Lease and Tenant is forced to close its' business or delay the reopening of its' business within the Premises, then all rent and other charges hereunder shall be abated during the period Tenant is unable to operate or must delay operations because of such event.”
K.     Subordination of Lease: The following provision is hereby added to the Lease as Section 34:
"This Lease shall be subject and subordinate to the lien of any bank or institutional or other mortgage or mortgages now or hereafter in force against the Premises, and to all advances made upon the security thereof, provided that the holder of any such mortgage shall execute and deliver to Tenant a Subordinate Non-disturbance and Attornment Agreement ("SNDA Agreement"), in form reasonably satisfactory to Tenant, providing further that such holder will recognize this Lease and not disturb Tenant's possession of the Premises in the event of foreclosure if Tenant is not then in default hereunder beyond any applicable cure period."
All other terms and conditions of the Lease shall remain unchanged and shall continue in full force and effect except as specifically amended herein. In the event of a conflict, ambiguity or contradiction in terms, this Amendment shall control.
IN WITNESS WHEREOF, Tenant and Landlord have executed this Amendment as of the date set forth above.

Landlord: CDM Development, LLC	Tenant: Curo Management, LLC
By: /s/ Doug Rippel	By: /s/ Chris Darnell
Name: Doug Rippel	Name: Chris Darnell
Title: Member	Title: SVP, Real Estate

Fourth Amendment to Lease, 3611. N. Ridge Rd., Wichita, KS 67205 CDM Development, LLC./Curo Management, LLC, page 3 of 3